Exhibit 99.1

The Wall Street Transcript

IMPART Media Group, Inc. (IMMG)

JOE F. MARTINEZ is Chairman of the Board and Chief Executive Officer of IMPART Media Group, Inc. As a senior technology executive, entrepreneur, and investor focused on the technology sector, he brings a broad spectrum of experience to the company. His executive background with such leading Fortune 500 companies as IBM and Xerox, as well as successful Silicon Valley startups like ROLM Corporation, the pioneer in digital PBX switching systems; Network Equipment Technologies, a leading infrastructure equipment manufacturer; and NetFRAME Systems, one of the first Intel-based superservers, enables Mr. Martinez to integrate an entrepreneurial edge with proven large company know-how. Following a long career in the corporate operating environment, Mr. Martinez was hired to structure the high technology practice for a national investment bank. After a successful entry into the financial services industry, he along with a partner formed a full service regional investment and brokerage firm that was eventually sold to a division of E*Trade. Subsequent to the successful sale of the firm, Mr. Martinez formed Core Venture Partners, LLC, a merchant-banking and financial advisory firm with offices in Irvine and Menlo Park California, where he worked closely with the venture capital community to realign their portfolios. Mr. Martinez has more than 25 years of combined operational and financial experience and holds degrees from the University of Denver in Organizational Behavior and Business Management.

(ADT606) TWST: We would like to begin with a brief historical sketch of Impart Media and a picture of what you’re doing right now.
Mr. Martinez: IMPART Media is a 23-year-old company headquartered in Seattle and was founded as a marketing company by Steve Corey and Laird Laabs. I would consider them the founders of digital signage as we know it today. In those days, they built media walls, which combined multiple screens in retail environments such as Nordstrom’s, Best Buy, and other Big Box retailers; they were the early pioneers in the Audio Visual Industry. What created the digital signage industry is that retailers were finding out after a lot of expense that these screens were just very expensive wallpaper. The technology just did not exist at the time all you had was a nice color (CRT) television and a VCR with a half hour or so of programming if it wasn’t changed in time all you had was a black or blue screen and an administration nightmare not to mention an eye sore for your environment. About 12 years ago, Tom Muniz, a high level executive with Sony and Pioneer Electronics who was selling equipment to IMPART, was hired by Steve Corey and Laird Laabs to form the core team that led to the structure that became the precursor to what we know today as the digital signage industry. The industry has gone through several iterations as far as nomenclature. It was an industry in search of a name — people called it digital signage, dynamic media, narrowcasting, etc. In a nutshell, they built the company that provided the electronic grid or software infrastructure that we have today that allows anyone with a digital element - from a PDA all the way up to a 42-inch plasma or LCD screen and deliver content, programming, and advertising to any screen via any IP based network.

TWST: Who are some of your current customers or clients?
Mr. Martinez: Current customers include a lot of banking institutions, such as Washington Mutual, Union Bank, Hibernia, and Key- Bank to name just a few; retail clients include Neiman Marcus,6 Anheuser-Busch, Cinnabon, Dole Foods, and public space venues are the PATH System in NY (part of the Port Authority of NY and NY) SeaTac and Detroit Airports among others in the public space sector. We have governmental contracts as well, so we are in a whole myriad of industries and areas that make economic sense to us. They can be grouped into government, retail as well as brands; such as Dole Foods, Microsoft, Nintendo, etc.

TWST: Was this done on a turnkey basis?
Mr. Martinez: Yes. We have a very deep understanding of technology; we also have a very good understanding of media. To give you an example, a lot of companies that are very technology-focused or technology-centric don’t understand media. Conversely, media companies that understand media don’t understand the technology and are not technology-oriented, so we combine the best of both worlds. You could say we are truly a vertically integrated media company. To that end we just completed the acquisition of E&M Advertising Group, a $40 million top-line revenue company in New York who will operate under the umbrella of IMPART Advertising, Inc. We bought the company because we needed a presence in New York City and we needed the capabilities that a media company would provide us. In addition we inherited one of the top advertising executives in the sector. Michael Medico is not only a true gentlemen but he brings with him a team of seasoned professionals and a company that is not only financially accretive but culturally accretive as well. We just completed that merger in early March and are very glad that we entered into that relationship.

TWST: Would you give us a case study?
Mr. Martinez: There are several case studies. Let me give you a little bit of background before I do because I think it might be useful to see how we came to be a publicly traded company and why we went in the direction that we have. I was an executive with an operating history of over 18-years with Fortune 500 companies, such as IBM, Xerox, and a series of successful Silicon Valley startups, like the ROLM Corporation, which was taken public and successfully sold to IBM for almost $1 billion. Then I joined several other startups that we took public. I liked the financial aspect of the business and ended up as an investment banker and worked in the venture capital business. It was during this time that I met Steve, Laird and Tom who were the three principals and the guiding light behind IMPART. Having coming from investment banking and the venture capital sector, one of the biggest issues we were facing was the post-dot-com implosion for funding; we were also facing the calamity that resulted out of 9/11. So, needless to say, business literally stopped following 9/11. By the time that we completed our new business plan and took our plan to the capital markets we discovered that the company was still considered an integration company regardless of the technology that we spent the last twelve years building. We were not able to attract investment capital from traditional equity firms, especially after 9/11 and the dot-com implosion. So we decided to look for the proverbial shell company that was publicly traded in the media space that we could team with and position for a PIPE offering. We knew of Limelight Media from a prior relationship and thought that it would fit into the strategy; in July 2005 we entered into a relationship and spent the latter part of the year with our accountants and our attorneys making sure that we were fully compliant and making acquisitions that were made possible by a series of financings. During that time, we also did a 20 to 1 reverse split of the stock that brought the stock to about $1.00. Since the split, our stock appreciated to a high of around $4.00. We have been trading around $2.50 during the last few weeks. Using our public currency we acquired our sister company Media SideStreet (MSSCO), the company that built the electronic grid or the infrastructure for the delivery of digital media. Tom Muniz was the architect of the company and the visionary behind the model to deliver content as well as to manage the network from any where in the world. In similar fashion we purchased iPoint Networks, founded by Tom O’Rourke another leading Seattle serial entrepreneur and media executive. His company iPoint has a terrific technology that I predict will be one of the most successful products that we have deployed. The uniqueness of its software is that it has web access capability that brings a completely unique differentiator to the Digital Elements that are being deployed at airports, train stations, subway systems, retail centers, malls, and other public spaces throughout the country. The product line has true differentiation and goes beyond the LCD screens that are being placed in many venues today, for example - the iPoint system with its OS (Operating System) like environment that Tom O’Rourke like to call “an Egg Carton” provide a fully customizable interface that provides a venue with real-time analysis at airports, so that you can deliver relevant advertising as apposed to just another flat panel screen. It bifurcates or divides the screen in such a manner that it has a top screen that will provide traditional advertising such as full-motion or flash video, while the bottom portion has a way-finding interactive screen that can deliver “real-time” useful information to the consumer. So that was the next acquisition that we made. Prior to the merger with Limelight the company had been negotiations with a Digital Signage Company that had the digital media contract for the Port Authority (PATH) system in New York City and Northern New Jersey. These commuters are a very highly desirable demographic: 70% to 80% of the commuters are managerial very highly paid consumers -therefore we thought it was beneficial for us to continue with the discussions and finalized the acquisition in January of 2005. In addition to the PATH System we have the rights to advertise into the new complex that is being built at Ground Zero in New York City — probably one of the most highly visible emotionally solemn venues in the United States if not the world. The WTC is fast becoming one of the most highly sought destination points as a result of the tragedy that occurred there. We are in discussions with the Port Authority to more effectively bring our technology to assist with the remembrance of this terrible tragedy. During the negotiations we formed a good relationship with the owner of the company - an investor group out of Florida headed by Marlin Capital managing partner Mike Brauser a disciple of Wayne Huizenga who everybody knows is a legend in the financial industry and an astute investor. They invested in our company as well by taking IMPART stock as part of the acquisition price. Are you with me so far?

TWST: Yes, keeping going.
Mr. Martinez: Then — because we needed a footprint in New York to not only handle the PATH System, but also if you follow the industry, what's occurring in media today, traditional media, i.e. television networks, print media, magazines, across the board, are being hurt by several factors. The Internet has changed the way people view television. The traditional networks i.e., CBS, ABC, and NBC are being challenged by all forms of “New Media” for example DVR’s, (Digital Video Recorders) like TiVo, Replay, the new cable boxes that incorporate DVR’s and the like. These products are bypassing the commercials that brands are paying a lot of money for. So, what is evolving is that the out-of-home sector is becoming a very, very lucrative arena for companies in the Out of Home Sector (OHS) such as Clear Channel Outdoor Holdings, Inc. (CCO) NYSE, Viacom a division of CBS and JCDecaux in the traditional billboard and backlit screen environments. The traditional billboard companies are fighting a war of attrition with the advent of roadside pollution allegations by environmental groups and the prevailing attitudes about distraction etc. We feel that new media digital companies such as Focus Media (FMCN) in China and IMPART in the USA are facing a very interesting future because of the new world of digital media. The out-ofhome sector basically is what it is - it's not Internet and it's not television; what's driving that demand is that brands need to get in front of the consumers that they are not attracting via traditional media. For example if you want to buy a Sony Camcorder that the consumer saw advertised during the Olympics on NBC, it could be weeks, or months before he/she affects a purchase. What occurs during this period is brand degradation — so, when the consumer shows up at Best Buy, he or she has a Sony Camcorder in mind. What he or she is faced with when they get to the store is that there are now 15 or 20 recorders of different flavors, sizes and brands. It is up to the sales person who has to promote a certain brand, or has a spiff on one of the other products — all of a sudden all that money that Sony spent for that commercial is attracting the individual to the venue, but with no firm conclusion that it will in fact be a SONY product that the consumer will land up buying. In the out-of-home sector, we are trying to compress this time frame that occurs from the moment that a consumer views a message to the time the message is monetized. This is true targeted marketing and something most brands are striving for. To borrow from an old phrase slightly modified, that states “if you can’t monetize you should not advertise.” It’s kind of silly, but it’s true, most brands are now trying to figure out how they get the most for their hard earned dollar. Madison Avenue is being turned upside down. We are having discussions with all the traditional networks to get content on our networks because no longer can they rely solely on television to get the messages to their target audience or any audience for that matter. I am old enough to remember when all we had was one channel to watch so they had you captive, the network had the transmission towers produced the content, did the programming and provided the advertising. Today, not only do you have TiVo like DVR’s, you have hundreds of channels on cable and you’ve got the Internet to contend with along with iPods, cell phones and other forms of PDA’s. So the brands are vying for the attention of the consumer anywhere they can get them. Not all the out-of-home areas are lucrative however we are trying to get into the most highly attractive demographic areas such as airports and public spaces where consumers are spending more and more of their time as a result of homeland security measures that are prevalent in the post 9/11 environment that we live in today. It seems like I travel every week and I am finding that more and more of my time is spent at airports train stations and other public spaces. Many analysts state that the airports are the malls of the new millennium where name brand restaurants and retail outlets abound. The traveler’s that continue to spend more and more time are requiring more quality restaurants and other amenities these travelers also have higher incomes, tend to be more computer and cell phone literate and are a highly desired demographic of most brands or advertisers.

TWST: So the idea is that I could be at an airport, see a display ad, and there is a place for me to buy the thing that’s within walking distance?
Mr. Martinez: That is exactly right, however it goes beyond the airport and the venues at the airports, internet access capability is becoming almost mandatory at most airports which allows travelers to purchase products at the airport or order on-line from our interactive products. Simplistic flat screen ads however in addition to duratrands for single message delivery are not going to attract the attention that is necessary to target consumers effectively. There is a need to draw the consumer to the advertisement and you have to make it compelling as most advertisers already know. One of our products for example allows the consumer to find relevant way finding information what Tom O’Rourke calls the “Information Point”, or “iPoint” for short, is being introduced as a first-of-its-kind narrowcasting system that includes both passive and interactive content in a single, standalone, wireless unit. The “iPoint” solution is the first of the company’s multi-market rollout strategy, beginning in airports where travelers are exposed to a vast array of important information. Like an operating system iPoint holds any number of digital delivery applications, each kept or discarded at the discretion of the user. Each airport system is designed to have similar products and information streams so that travelers will know and recognize and be able to access each iPoint terminal in similar ways. Everything is held within the iPoint software platform which combines the display of dynamic information in a half-hour show, with the ability to have users come up and find more with the simple touch of the screen. It is designed to manage and track messaging and enable the airport itself to publish, monitor and manage its own content.

TWST: What is on your agenda for the next couple of years?
Mr. Martinez: We have the Google-like infrastructure that allows you to plug a digital element anywhere in the world, so now that we have that grid built out, with the acquisition of E&M Adverting our media company in New York, we are going to have a foothold in the center of the media capital of the world. It is not just the United States; we are going to move globally. We have an opportunity to buy a global company out of Europe that has market penetration into all of the European airports with visibility into China as well. The reason that that is very crucial for us is that eventually people will start to notice that there is a little company in China called Focus Media on the NASDAQ with the symbol FMCN that was taken public by Goldman Sachs this summer. It had $20 million in revenues with very little EBITDA, still the company ended up going public and now it has a $2.4 billion market cap. So Focus gives us a very good comparable, especially with the purchase of E&M with $40 million in revenue. This places our revenue in the ball park with that of Focus Media. Of course we can’t provide guidance but if we do our job we will most likely do about $70 million in top line and about $6 million of EBITDA next year. The following year $100 million in revenue with a fatter EBITDA is possible, given that the advertising revenue will start to hit with its better margin contribution. So now we have accomplished a few things. We’ve got a solid technology infrastructure, a media company to sell advertising and a possible global presence with the proper acquisition. We haven’t even started factoring some of the acquisitions that we are contemplating, but from on a macro perspective, that is the direction we want to go.

TWST: What might worry or concern you over the next couple of years?
Mr. Martinez: The biggest concern today for our business or any business for that matter is global terrorism and the devastating effect it can have on the economy. The other areas are not making the right acquisitions at the right time and not being able to obtain the proper funding when we need it. Otherwise, we really have a lot of things going well for us. We have a top notch Board of Directors. We brought in Ron Elgin, who is the Chairman and CEO of DDB Needham, which is one of the largest advertising agencies in the world. We have Larry Calkins the Vice President and CFO of Holland America from the travel sector, we have Joachim Kempin one of the top former executives from Microsoft, and Laird Laabs, one of the co-Founders of IMPART and a true marketing force for the company, and I am the Chairman.

TWST: What would be the two or three best reasons for a long-term investor to start taking a very good look at IMPART?
Mr. Martinez: I think the best reason for a long-term investor is that our stock is very undervalued. If you look at the financial metrics, we are at $2.50 to $3 per share today, which basically has us at about a $30 to $40 million market cap. IMPART alone had a $20 million valuation prior to going public and Limelight was trading at around $30 million. With the acquisition of E&M a $40 million top-line company we should have a market cap between $60 and $70 million if we do nothing but execute on our respective plans. If you consider Focus Media as a comparable, we should be a $20 to $30 stock while Focus Media is at $60 or $70. Even though they do have more screens deployed managing them as they expand will be a challenge, we feel our technology is not only better positioned to manage that growth but will be considerably more robust. In time, as we execute and build investor awareness along with building our revenue and income, we will get there. If you do any diligence on Focus Media, you realize that memory sticks and CDs are still delivering content to the different venues in China, by contrast we mange all of the screen via an IP (internet protocol) infrastructure. In my estimation it is a perfect time to make an investment - think about it - IMPART is the only publicly traded company in what I consider the NEW MEDIA space today outside of China and that’s not bad for a small company in beautiful downtown Seattle.

TWST: Do you see any need to improve your capital structure?
Mr. Martinez: There is always a need for that; we already have interest from several large banks that would like to do a $30 to $40 million secondary. But I don’t want to do that until the market rewards our efforts with a higher stock price, and we can do that organically over the next couple of months by just telling the story to people like yourself. When you think about it we have been so busy with the funding, SEC filings and cleaning house that we have not done a very good job of telling our story, matter of fact we haven’t told the complete story. From a funding perspective we put in place a $6 million debt facility and we brought in $4.5 million of equity through some very capable and decent funds that are going to be long-term players. They all have a one-year trading hold on their stock, with certain collars on how much they can sell after the end of that time period. This is not your traditional toxic funding spiral that they can dump overnight like you see happen with so many OTC companies.

TWST: Is there anything that you would like to add, particularly regarding the company’s long-term objectives?
Mr. Martinez: In three to four years, if we are not reaching the $500 million revenue line, we are not doing our job. I would like to have a strong international presence with screens in all demographic areas that make economic sense for us. We want to continue to be a very good place for our employees to work, we continue to have very little employee attrition, and we want to be very profitable. Profitable companies are good, just look at Google. If somebody comes in like a Clear Channel, Google or Yahoo! that could use our out-of-home infrastructure we would love to partner with them. We can provide them with the out-of-home connectivity they currently don’t have. I think we are now going from eyeballs to click-throughs with the advent of our interactive capability that we have with cell phones and PDAs accessing our screens. We know Eric Schmidt at Google, Mr. Semel at Yahoo!, we like the folks at Clear Channel and, of course, we are in Microsoft’s backyard. Someday, I think MSN is going to wake up, and I think they are going to realize that we are also an opportunity for them.

TWST: Thank you.

JOE F. MARTINEZ
Chairman & CEO
IMPART Media Group, Inc.
1300 North Northlake Way
Seattle, WA 98103
(206) 633-1852
(800) 544-3343 - TOLL FREE
(206) 633-2768 - FAX
www.impartinc.com
e-mail: investors@impartmedia.com
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